Exhibit 10.3

THIS SECURED PROMISSORY NOTE has NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR "BLUE SKY" LAWS (COLLECTIVELY, THE "ACTS"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE LENDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACTS OR RECEIPT OF A NO-ACTION LETTER FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION.

PROMISSORY NOTE

$20,000	December 30, 2015

FOR VALUE RECEIVED, the undersigned, NOVABAY PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), promises to pay T. Alex McPherson (together with his heirs, executors, administrators, personal representatives and assigns, the “Lender”), [at the address most recently on the books and records of the Company] or at such other address as the Lender may from time to time designate in writing, on or before the Maturity Date (as defined below), the principal sum of Twenty Thousand US DOLLARS (US $20,000), together with interest on the unpaid principal balance outstanding from time to time at the rate of six percent (6.00%) per annum from the date hereof until paid in full (computed upon the basis of a 365-day year, for that actual number of days elapsed in any interest computation period), payable quarterly in arrears beginning on March 31, 2016 and on the last day of each June, September, December and March thereafter and on the Maturity Date. The entire principal sum and any and all accrued and unpaid interest shall be payable on or before December 30, 2018 (the “Maturity Date”). This Note is one of a series of Promissory Notes containing substantially identical terms and conditions in a principal amount of approximately $3.0 million in the aggregate.

The Company may prepay this Note, in whole or in part, at any time without premium or penalty as set forth in Section 6.01 hereof.

The Company agrees that all principal advanced by the Lender, together with accrued interest and other amounts, if any, owing in respect of the loan evidenced hereby (the “Loan”) and payments received hereunder, will be evidenced by appropriate entries endorsed on this Note by the Lender or by appropriate entries by the Lender in the Lender’s books and records (which may, at the Lender’s option, take the form of entries into the Lender’s electronic data processing system), or both. Each such entry on this Note or in such books and records maintained by the Lender shall be presumptive evidence of the data entered; provided that such entries shall not be a condition to the Company’s obligation to pay hereon.

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ARTICLE ONE

COLLATERAL; PRO RATA PAYMENTS

1.01     Collateral. This Note and certain other promissory notes made by the Company on the date hereof and on terms similar to this Note (each an “Other Note” and collectively, the “Other Notes”) are secured by a security interest in all of the assets of the Company, including the Company’s rights to, and patents for, Aganocide and derivative compounds such as auriclosene (NVC-422), which may have an application as a treatment for UCBE; Neutrox, including the Company’s three branded Neutrox products Avenova, NeutroPhase and CelleRx; and intelliCase, pursuant to a Security Agreement of even date herewith (as amended, modified, supplemented or restated from time to time, the “Security Agreement”) between the Company and China Kington Asset Management Co Ltd. (“China Kington”), in its capacity as Collateral Agent for the Lender and certain other Secured Creditors (as defined in the Security Agreement).

1.02     Pro Rata Payments. The Company and the Lender agree that payments of interest on, and principal of, this Note and each Other Note shall be made on a pro rata basis, determined based on the total principal balances of this Note and all Other Notes at such time.

ARTICLE TWO

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company makes the following representations and warranties to the Lender as of the date hereof:

2.01    Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. The Company has all requisite power and authority to own and operate its properties and assets; to execute, deliver, and perform this Note and the other documents and instruments contemplated hereby or thereby or otherwise made or delivered in connection herewith or therewith to which it is a party; to issue, sell, and deliver this Note; and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified, authorized to do business, and in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and properties makes such qualification necessary.

2.02   Authorization; Binding Obligations. All corporate action on the part of the Company and its directors necessary for the authorization, execution, and delivery of this Note; and, the performance of all obligations of the Company hereunder and thereunder, has been taken. This Note and the other documents delivered in connection herewith or therewith to which it is a party, when executed and delivered, shall be valid and binding obligations of the Company enforceable against it in accordance with their respective terms.

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2.03     No Conflicts. This Note (a) will not violate any law applicable to the Company, (b) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or the assets of the Company, or give rise to a right thereunder to require any payment to be made by the Company, and (c) will not result in the creation or imposition of any lien on any asset of the Company, except liens created pursuant to the Security Agreement.

2.04    Litigation. No actions, suits or proceedings by or before any arbitrator or governmental authority are pending or, to the knowledge of the Company, threatened against or affecting the Company (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a material adverse effect on the Company or (ii) that involve this Note or the loan made hereunder.

2.05    Use of Proceeds. The proceeds of the loan made hereunder will be used for general corporate purposes, including continuing business operations.

ARTICLE THREE

COVENANTS OF THE COMPANY

The Company agrees and covenants that until such time as this Note has been paid in full, it shall comply with the following covenants in this Article Three.

3.01    Existence. The Company shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its existence, rights and franchise as a Delaware corporation and its qualification to transact business as a foreign corporation in California and in each other state in which the failure so to qualify could have a material adverse effect on the Company, its property or its ability to enforce accounts or other intangible property.

3.02     Payment of Taxes and Other Claims. The Company shall file, pay or discharge or cause to be filed, paid or discharged, before the same shall become delinquent, (i) all returns and reports required to be filed by any governmental authority, (ii) all taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property and (iii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings so long as the exercise of remedies by such governmental authority is effectively stayed.

3.03     Maintenance of Properties. The Company shall cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

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3.04    Consolidation, Merger, Conveyance or Transfer. The Company shall not consolidate with or merge into or with any other entity, liquidate or transfer any of its properties and assets, without prior written approval of the Lender; provided that the Company may license or otherwise transfer interests in its intellectual property or other general intangibles that is no longer used or useful in the operation of the Company’s business.

3.05     Compliance with Laws. The Company shall comply with all federal, state, local, provincial and foreign laws and regulation of the United States applicable to it, including ERISA and labor matters, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company.

3.06    Notices. The Company shall give written notice to the Lender, as soon as possible and in any event within five (5) business days after the Company has knowledge of any proceedings or investigations being instituted by or against the Company in any federal, state or foreign court or before any commission or other regulatory body. The Company shall immediately notify the Lender of any Event of Default.

3.07     Use of Proceeds. The Company shall use the proceeds of the Loan for general corporate purposes, including continuing business operations.

3.08   Right of First Refusal. The Company shall give China Kington, or its designee that shall be acceptable to the Company in its reasonable discretion, the right of first refusal to lead financings for the Company for the period that is the shorter of two (2) years from the date hereof or the day that the Company’s cash flow has been equal to or greater than zero dollars ($0) in each month for three (3) consecutive months; provided however, that such right does not extend to a transaction that is the sale of the Company or all or substantially all of its assets, and such right is subject to the following: (i) commercially reasonable terms for such offering(s) being negotiated and agreed upon with the Company; (ii) China Kington’s or its designee’s compliance with federal and state broker/dealer laws and FINRA regulations (including the general ability to serve as an underwriter and/or placement agent within the United States); and (iii) China Kington or its designee having a sufficient number and variety of institutional and other investors in the U.S. (y) so as to not create a control position in any one or few investors as a result of offerings to a limited number of investors and (z) that is consistent with competitor U.S. investment banks. Such financings must be formal solicitations by the Company and may be in the form of debt or equity issuances; for the avoidance of doubt, such financings would not include, among others, unintended issuances such as debt incurred from lines of credit from lending sources or any debt incurred in the ordinary course of business.

3.09     Financing Approvals. In connection with a capital raise transaction, the Company agrees that it shall receive the approval of all of its members of its Board of Directors prior to completing any such transaction, which agreement shall continue until the earliest to occur of the following: (i) two (2) years from the date hereof; (ii) the day that the Company’s cash flow has been equal to or greater than zero dollars ($0) in each month for three (3) consecutive months; or (iii) the amounts payable under this Note have been paid.

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3.10     Next Financing. The Company agrees that it will pay the outstanding principal and interest of this Note with the proceeds of its next financing, without any premium or charge pursuant to Section 6.01 hereof. Further, members of the Company’s Board of Directors, management and investors that the Board and management provide, will contribute an aggregate 9% of such financing as lenders, investors or in a similar capacity, subject to underwriter or placement agent cutback due to demand. Such financing must be a formal solicitation by the Company and may be in the form of a debt or equity issuance; for the avoidance of doubt, such financing would not include, among others, an unintended issuance such as debt incurred from lines of credit from lending sources or any debt incurred in the ordinary course of business. Notwithstanding the foregoing, a member of the Board or management shall not be required to participate in such financing if the member of the Board or management ceases to be an officer, employee and director of the Company prior to such financing.

3.11     Audit Review. The Company agrees to reasonably cooperate with reasonable requests made by an auditor engaged by, and paid for by, China Kington (the “Outside Auditor”); provided, however, that (i) the Outside Auditor shall be a registered public accounting firm with The Public Company Accounting Oversight Board and be reasonably acceptable to the Company, (ii) such requests shall be in a manner that do not interfere with the normal business operations of the Company, the completion of its accounting review or audit process, or completion of its audit, and (iii) such requests shall not contravene or interfere with the efforts of the Company’s registered public accounting firm. The Company shall receive a copy of any report or correspondence of the Outside Auditor as relates to the Company. Further, such Outside Auditor shall enter into a commercially reasonable non-disclosure agreement that shall protect the confidentiality of the Company’s information disclosed to the Outside Auditor until such time as the information becomes public through no action of the Outside Auditor.

ARTICLE FOUR

REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE LENDER

4.01     All action on the part of the Lender necessary for the authorization of the Lender to execute and deliver this Note has been taken. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Lender in connection with the execution and delivery of this Note by the Lender.

4.02     This Note has been duly executed by the Lender and constitutes the legal, valid and binding obligation of the Lender, enforceable against Lender in accordance with its terms, subject, as to enforcement of remedies, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally.

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4.03     It is the present intention of the Lender to acquire this Note for the Lender's own account and that this Note is being or will be acquired by the Lender for the purpose of making the loan and not with a view to distribution. This Note is not transferrable by the Lender.

4.04     The Lender understands that the information provided by the Lender in connection with this Note is being relied upon by the Company for an exemption under federal and state securities laws.  All information the Lender has provided to the Company is correct and complete as of the date set forth on the signature page hereof and if there should be any adverse change in such information, the Lender shall immediately provide the Company with such updated information.

4.05     The Lender is an "accredited investor" as defined in the regulations of the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Act. No "Bad Actor" disqualifying event described in Rule 506(d)(l)(i) to (viii) of the Securities Act is applicable to the Lender.

4.06     The Lender acknowledges that he has received and reviewed the business and financial information that he has deemed necessary to make this loan to the Company. Specifically, the Lender acknowledges that he is aware of, and has reviewed, the Company’s risk factors as outlined in the Company’s publicly-available filings with the SEC via Forms 10-Q and Form 10-K under the heading “Risk Factors.”

4.07     The Lender has sought such accounting, legal and tax advice as the Lender has considered necessary to make an informed decision with respect to the making of the loan, and the Lender has taken all the steps it deems necessary to evaluate the merits and risks of making the loan to the Company.

4.08     The Lender is not making the loan to the Company as a result of any advertisement, article, notice or other communication regarding the Company published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement or general solicitation.

4.09     The Lender acknowledges that no representations or warranties have been made to the Lender by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company other than the representations contained in this Note, and in making the loan to the Company hereunder, the Lender is not relying upon any representations.

4.10     The Lender has the financial ability to bear the economic risk of the loan, including but not limited to a total loss of the principal loaned to the Company and lack of transferability of the Note, and the Lender has adequate means for providing for the Lender's current needs and personal contingencies and the Lender has no need for liquidity with respect to the loan made to the Company.

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4.11     The Lender acknowledges that currently the Company’s cash and cash equivalents are not sufficient to fund its immediately planned operations and in order to fund its operations and meet its ongoing obligations, the Company will continue with its historical financing strategy to raise additional capital. Repayment of this Note will be based on the Company’s ability to continue such additional capital raising efforts, as well as the Company’s ability to successfully commercialize its prescription Avenova Lid and Lash Cleanser, among other matters. The Lender further understands that (i) his loan to the Company involves a high degree of risk, (ii) no representation is being made as to the business or prospects of the Company, (iii) no representation is being made as to any projections or estimates delivered to or made available to the Lender (or any of the Lender's affiliates or representatives) of the Company’s future assets, liabilities, stockholders' equity, regulatory capital ratios, net interest income, net income or any component of any of the foregoing or any ratios derived therefrom and (iv) the Company has a history of losses and there is no assurance that the Company will be able to continue operating as a going concern.

4.12     The Lender has carefully considered and has, to the extent the Lender believes such discussion necessary, discussed with the Lender's professional legal, tax and financial advisers the suitability of making a loan to the Company and believes that making the loan is suitable for the Lender's particular financial situation.

4.13     The Lender understands that a sale or transfer of this Note is restricted by applicable federal and state securities laws and the provisions of this Note.

4.14     The Lender acknowledges that he, his affiliates and representatives are aware that the United States securities laws prohibit any person who has received from the Company material, non-public information concerning the matters which are the subject of an investment in the Note from purchasing or selling securities of the Company or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities.  The Lender shall comply with such laws as they relate to the Company confidential information and its securities. The Lender is not aware of any violations of United States securities laws relating purchases and sales of the Company securities by the Lender.

4.15     The foregoing representations and warranties shall survive the execution and delivery of this Note.

4.16     The Lender agrees that, in the Company’s next financing and pursuant to Section 3.09 hereto, he shall, along with the rest of the members of the Company’s Board of Directors, management and investors that the Board and management provide, contribute an aggregate 9% of such financing as lenders, investors or in a similar capacity, subject to underwriter or placement agent cutback due to demand. Such financing must be a formal solicitation by the Company and may be in the form of a debt or equity issuance; for the avoidance of doubt, such financing would not include, among others, an unintended issuance such as debt incurred from lines of credit from lending sources or any debt incurred in the ordinary course of business. Notwithstanding the foregoing, the Lender shall not be required to participate in such financing if the Lender ceases to be an officer, employee and director of the Company prior to such financing.

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ARTICLE FIVE

REMEDIES

5.01     Events of Default. An “Event of Default”, wherever used herein shall mean any one of the following events or conditions (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)     the Company shall fail to pay when due the principal of the Loan; or

(b)     the Company shall fail to pay when due any interest, fees or other amounts on the Loan and such failure shall continue for ten (10) business days; or

(c)     any representation or warranty of the Company shall prove to have been materially incorrect when made or deemed made; or

(d)     the default in the performance or breach of any other covenant of the Company in the Security Agreement or this Note, and such failure shall continue unremedied for a period of thirty (30) calendar days after the earlier of the Company’s knowledge of such breach or written notice thereof from the Lender; or

(e)     the entry of a final judgment or judgments for the payment of money in excess of US$100,000 in the aggregate at any time are outstanding against the Company, and the same are not stayed or bonded within thirty (30) calendar days after the entry thereof; or

(f)     the default by the Company in the payment on (i) any indebtedness (other than the Loan) secured by the Security Agreement or (ii) any indebtedness (other than the Loan) in an amount in excess of US$100,000, after giving effect to any notice requirement or grace period applicable thereto; or

(g)     an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets; or

(h)     the Company shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) of this Section 5.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

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(i) this Note or the Security Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of this Note or the Security Document, then and in each and every case, the entire principal balance of this Note, together with all accrued and unpaid interest, shall, without any action by the Lender or any other party, become automatically and immediately due and payable in full, without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; and the Lender thereupon may proceed to enforce payment of the indebtedness and performance of the covenants of this Note (including, without limitation, as applicable, by specific enforcement), any and right or remedy the Lender may have under the Security Agreement, and any other legal or equitable right or remedy available to the Lender.

5.02     Amendments and Waivers. No course of dealing between the Company and the Lender and no delay or omission on the part of the Lender in exercising any rights, privileges or remedies under this Note shall operate as a waiver of the rights, privileges or remedies of the Lender. No covenant or other provision of this Note nor any default or Event of Default in connection therewith may be waived otherwise than by a written instrument signed by the Lender expressly so waiving such covenant or other provision or default or Event of Default. Any provision of this Note to the contrary notwithstanding, changes in or additions to this Note may be made, and compliance with any term, covenant, condition or provision set forth in this Note or the Security Agreement may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), and any default or Event of Default and the consequences thereof may be waived, by a consent or consents in writing signed by the Lender. Under no circumstances shall an effective waiver of any right, privilege or remedy on any one occasion constitute or be construed as a bar to the exercise of or waiver of such right, privilege or remedy on any future occasion.

5.03     Cost and Expense of Collection. The Company covenants and agrees that if default be made in any payment of principal of, or interest on, this Note, it shall, to the extent permitted under applicable law, pay to the Lender such further amount as shall be sufficient to cover the cost of expense of collection and other enforcement, including reasonable compensation and expenses to the attorneys of the Lender, for all services rendered in that connection.

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ARTICLE SIX

MISCELLANEOUS

6.01     Voluntary Prepayment. The Company shall have the right to prepay any or all of the outstanding principal or interest of this Note at any time without premium or charge.

6.02     Mandatory Prepayment. The Company shall prepay all of the outstanding principal and accrued interest of this Note upon the occurrence of any of the following events:

(a)      the merger or consolidation of the Company into or with another corporation (except one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the capital stock of the surviving corporation);

(b)      the sale of all or substantially all of the assets of the Company;

(c)      other transactions pursuant to or as a result of which a single person (or group of affiliated persons) acquires or holds capital stock of the Company representing a majority of the Company’s outstanding voting power; or

(d)      a sale or exclusive license of all or substantially all of the Company’s intellectual property.

6.03     Benefits. This Note shall be binding upon the Company and its permitted successors and assigns and shall inure to the benefit of the Lender and its permitted successors and assigns. This Note is not transferrable by the Lender.

6.04     Amendment. This Note may not be amended, changed, modified or terminated except by a written document executed by the Lender and the Company.

6.05     Addresses of Parties. All communications provided for herein or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes if sent by overnight courier service, by hand or by facsimile or email, with a confirmation of transmission by the transmitting equipment, to the following addresses:

if to the Company, at:	NOVABAY PHARMACEUTICALS, INC.
5980 Horton Street, Suite 550
Emeryville, CA 94608
Attention: Justin Hall
Email: jhall@novabay.com

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and if to the Lender, at:	China Kington Asset Management Co Ltd.
Suite 6C, Building 3, You You Century Plaza, No. 428 Yang Gao
South Road, Pu Dong New District, Shanghai, P.R. China
Attention: Bob Wu
Email: bob.wu@kingtonasset.com

and

T. Alex McPherson
[At the address and contact information most
recently on the books and records of the Company.]

or to such other address as from time to time the Company or to the Lender may subsequently duly specify in writing to the other.

6.06     Severability. If any one or more of the provisions of this Note shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Note shall not be affected thereby. To the extent permitted by applicable law, the Lender and the Company waive any provision of law which renders any provision of this Note invalid, illegal or unenforceable in any respect.

6.07     GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND FULLY TO BE PERFORMED THEREIN BY RESIDENTS THEREOF, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OR LAW PROVISION OR RULE THAT WOULD CAUSE THE LAWS OF ANY OTHER JURISDICTION TO APPLY.

6.08     Section Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

6.09     WAIVER OF JURY TRIAL. THE COMPANY AND THE LENDER HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITY AGREEMENT OR OTHER RELATED AGREEMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS NOTE, THE SECURITY AGREEMENT OR OTHER RELATED AGREEMENTS AND THE RELATIONSHIPS THEREBY ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other statutory and common law claims. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS NOTE. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its General Counsel and dated the day and year first above written.

NOVABAY PHARMACEUTICALS, INC.

By:	/s/ Justin Hall

Justin Hall, General Counsel

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